UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1227 South Patrick Drive, Building 2A, Satellite Beach Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

Lighting Science Group Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 23, 2013. As of April 2, 2013, the record date of the Annual Meeting (the “Record Date”), there were 206,092,524 shares of the Company’s common stock issued and outstanding, with each such share being entitled to one vote. The Company also had 113,643 shares of Series H Convertible Preferred Stock and 62,365 shares of Series I Convertible Preferred Stock (collectively, the “Preferred Shares”) issued and outstanding as of the Record Date, none of which were entitled to vote at the Annual Meeting.

A total of 169,398,684 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each matter is set forth below.

Proposal 1: Election of Directors

The stockholders elected five directors to the Company’s board of directors (the “Board”), each for a one-year term expiring at the next Annual Meeting of Stockholders in 2014 and until the election and qualification of their respective successors or their earlier resignation or removal.

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes

Jeremy Cage	169,302,468	96,216	—
K. R. (Kaj) den Daas	169,325,696	72,988	—
Donald Harkleroad	169,322,532	76,152	—
Samer Salty	169,303,153	95,531	—
Leon Wagner	169,323,395	75,289	—

Proposal 2: Proposal to Amend the Company’s Amended and Restated Certificate of Incorporation to Reallocate Shares of Capital Stock

The stockholders approved the amendment of the Company’s Amended and Restated Certificate of Incorporation (the “Current Charter”), which reallocates 75,000,000 shares of our capital stock previously designated as preferred stock to common stock. The Current Charter authorizes the Company to issue up to 500,000,000 shares of capital stock and the amendment to the Current Charter, among other things: (1) increased the number of authorized shares of common stock from 400,000,000 to 475,000,000 and (2) decreased the number of authorized shares of preferred stock from 100,000,000 to 25,000,000.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
161,093,825	8,295,560	9,299	—

Proposal 3: Proposal to Amend the Company’s Amended and Restated Certificate of Incorporation to Amend the Voting Rights of Holders of Common Stock with Respect to Amendments to the Terms of Outstanding Preferred Stock

The stockholders approved the amendment of the Company’s Current Charter to permit the holders of any class or series of our preferred stock to amend the terms of such class or series without the vote of the holders of our common stock.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
169,260,811	129,294	8,579	—

Proposal 4: Proposal to Amend the Company’s Amended and Restated Certificate of Incorporation to Remove References to the Series G Preferred Stock

The stockholders approved the amendment of the Company’s Current Charter to remove references to the Company’s Series G Preferred Stock, which is now obsolete as there are no Series G Preferred Stock outstanding and the Company does not intend to issue any future preferred stock as shares of Series G Preferred Stock.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
169,322,689	65,911	10,084	—

Proposal 5: Proposal to Amend and Restate the Company’s Series H Certificate of Designation and Series I Certificate of Designation

The stockholders approved the amendment and restatement of: (a) the Certificate of Designation establishing the terms of the Company’s Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) and (b) the Certificate of Designation establishing the terms of the Company’s Series I Convertible Preferred Stock (the “Series I Certificate of Designation,” and together with the Series H Certificate of Designation, the “Certificates of Designation”). The amendments to the Certificates of Designation (among other things):

•	accelerate from, November 25, 2015 to September 25, 2015, the first date on which holders of Preferred Shares can require the Company to redeem their Preferred Shares;

•

provide clarity with respect to the rights of the Primary Investor of each series of Preferred Shares to take certain actions on behalf of all of the holders of Preferred Shares, including to vote, consent, approve, waive or authorize various actions;

•	provide each holder of Preferred Shares with preemptive rights to participate in any offering of debt securities by the Company to certain current equity holders; and

•

increase the number of directors that the holders of Series H Convertible Preferred Stock are permitted to elect to the Board from two (2) to three (3) and provide Zouk Capital, LLP with the right to elect one director to the Board on behalf of the holders of Series H Convertible Preferred Stock.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
169,306,093	82,602	9,989	—

Proposal 6: Proposal to Ratify the Appointment of KPMG LLP as the Company’s Independent Registered Accounting Firm for Fiscal 2013

The stockholders ratified the appointment of KPMG LLP to serve as the Company’s independent registered accounting firm for fiscal 2013.

Votes Cast For	Votes Withheld	Votes Abstained	Broker Non-Votes
169,343,346	51,186	4,152	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 28, 2013	By	/s/ ZVI RASKIN

Zvi Raskin
General Counsel and Secretary